                                                                   EXHIBIT 4.11

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME ON NOVEMBER __, 2003

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                        Right to Subscribe for ______ American Depositary Shares


Date:   November __, 2000                                    Warrant No.: ______


                             INSIGNIA SOLUTIONS PLC
                              ADSS PURCHASE WARRANT



         THIS CERTIFIES THAT, for value received, ______________________ ("_______"), or its registered assigns, is entitled to subscribe for from Insignia Solutions plc, a company organized and existing under the laws of England and Wales (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _______ fully paid American depositary shares (the "ADSS" or "SHARES"), each ADS representing one ordinary share of 20 pence each nominal value of the Company (the "ORDINARY SHARES"), at an exercise price equal to the lower of (i) $6.00 per ADS (the "$6.00 EXERCISE PRICE") and
(ii) a ten percent (10%) discount to the average of the Closing Sale Price per ADS for the ten (10) days preceding the day the holder hereof (the "HOLDER") informs the Company of its intent to exercise this Warrant (the "MARKET EXERCISE PRICE" and, together with the $6.00 EXERCISE PRICE, the "EXERCISE PRICE") by delivering to the Company a form of Exercise Agreement (as hereinafter defined) in the form of EXHIBIT A hereto; PROVIDED, that in no event shall the Exercise Price be less than the nominal value of each Ordinary Share. This Warrant is being issued pursuant to that certain Subscription Agreement, dated November ___, 2000 (the "SUBSCRIPTION AGREEMENT"), by and between the Company and
___________. The number of ADSs purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided herein.

         The term "CLOSING SALE PRICE" means, for any security as of any date, the last closing trade price for such security on the principal market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or if the principal market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m. Eastern Standard Time as reported by Bloomberg, or, if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as

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reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest ask price and lowest bid price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated as of such date on any of the foregoing bases, the Closing Sale Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder of this Warrant, with the costs of the appraisal to be borne by the Company. All such determinations to be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

         This Warrant is subject to the following terms, provisions, and conditions:

         1. MECHANICS OF EXERCISE. Subject to the provisions hereof, including, without limitation, this Warrant may be exercised as follows:

             (a) MANNER OF EXERCISE. This Warrant may be exercised by the Holder, in whole or in part, from time to time, by the surrender of this Warrant (within three business days of delivering the Exercise Agreement and Exercise Price) (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 7(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as EXHIBIT A (the "EXERCISE AGREEMENT"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement.

             (b) ISSUANCE OF CERTIFICATES. Subject to Section 1(c), certificates for the Warrant Shares to be so purchased, representing the aggregate number of Shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). The certificates to be so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of Shares with respect to which this Warrant shall not then have been exercised. Upon delivery of this Warrant (within three business days of delivering the Exercise Agreement and Exercise Price), the Exercise Agreement and Exercise Price referred to in Section 1(a), the Holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant or the certificates evidencing such Warrant Shares.

             (c) EXERCISE DISPUTES. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of ADSs as are not disputed in accordance with this Section. If such dispute involves the calculation of the $6.00 Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within three (3) business days of receipt of the Exercise Agreement. The accounting firm shall audit the

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calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of ADSs in accordance with this Section. The Company shall bear all reasonable expenses incurred pursuant to this Section 1(c).

             (d) FRACTIONAL SHARES. No fractional ADSs are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional Share which would otherwise be issuable in an amount equal to the same fraction of the Exercise Price of an ADS (as determined for exercise of this Warrant into whole ADSs); PROVIDED, that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional ADSs shall be rounded up to the next whole number.

             (e) RIGHT OF CANCELLATION. In connection with Section 5 of the Subscription Agreement, during any thirty (30) consecutive trading days following the effectiveness of the registration statement referred to in Section 5.3(a) of the Subscription Agreement (the "MEASUREMENT PERIOD"), the Closing Sale Price of the ADSs exceeds $9.00, the Company may cancel the Warrant upon 60 days (the "NOTICE PERIOD") prior written notice (the "CANCELLATION NOTICE") to the Holder in the form of EXHIBIT B hereto; PROVIDED, THAT on the date the Company delivers the Cancellation Notice and during the Notice Period and the Measurement Period (i) the registration statement covering the Warrant Shares is effective and remains effective continuously during the Notice Period, (ii) the ADSs are included for quotation on the Nasdaq National Market System ("NNM") or listed for trading on a national securities exchange, (iii) the Warrant Shares are included for quotation on NNM or listed for trading on a national securities exchange, (iv) the exercise of all the warrants subject to the Cancellation Notice does not, and will not, violate the rules of NNM or, if not then included for quotation on NNM, the national securities exchange upon which the ADSs are then listed and trading and (v) the Company has not failed to fulfill and perform any agreement, covenant or undertaking pursuant to the Subscription Agreement and this Warrant.

         2. PERIOD OF EXERCISE. Subject to cancellation under Section 1(e), this Warrant is exercisable at any time and from time to time on or after the date hereof and before 5:00 P.M., Eastern Standard Time on the third (3rd) anniversary of the date hereof (the "EXERCISE PERIOD").

         3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

             (a) SHARES TO BE FULLY PAID. All Warrant Shares and Ordinary Shares that are represented by such Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and free from all taxes, liens, claims and encumbrances and shall be entitled to the benefits specified in the corresponding American depositary receipts ("ADRS") and in the Deposit Agreement, dated November 17, 1995 (the "DEPOSIT AGREEMENT"), as amended, between the Company and The Bank of New York (the "DEPOSITARY") relating to such ADSs.

             (b) RESERVATION OF ORDINARY SHARES AND DEPOSIT OF ADSS. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of Ordinary Shares, which are readily available for deposit with the Depositary for the purpose of issuance in the form of ADSs upon exercise of this Warrant, to provide for the exercise of this Warrant.

             (c) LISTING. The Company shall promptly secure the listing of the ADSs issuable upon exercise of this Warrant on the NNM, as required by Section
3.8 and Section 4.32 of the Subscription Agreement and on each such national securities exchange or automated quotation system, if any, on which ADSs are then listed or become listed and shall maintain, so long as any other ADSs shall be so listed, such listing of all ADSs from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of any other shares of capital stock of the Company issuable upon the exercise of this Warrant so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

             (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its Memorandum of Association and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the nominal value of any Ordinary Shares represented by ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may at all times validly and legally issue fully paid ADSs upon the exercise of this Warrant.

         4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

             (a) ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF ORDINARY SHARES. Except as otherwise provided in Section 4(c) and 4(e) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any Ordinary Shares (including in the form of ADSs) for no consideration or for a consideration per share less than the then current Market Price (as herein defined) on the date of issuance (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

             E' = (E)(O+P/M)/(OS)
             where:


             E' = the adjusted Exercise Price;
             E  = the then current Exercise Price;
             M  = the greater of the then current Market Price and the then current Exercise Price;
             O  = the number of Ordinary Shares in issue immediately prior to the Dilutive Issuance;
             P  = the aggregate consideration, calculated as set forth in
                  Section 4(b) hereof, received by the Company upon such Dilutive Issuance; and
             OS = the total number of Ordinary Shares Deemed In Issue (as herein defined) immediately after the Dilutive Issuance.

Notwithstanding anything to the contrary in this Section 4, in no event shall the Exercise Price be lower than the nominal value of the Ordinary Shares calculated at the time of exercise.

             (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Ordinary Shares (including in the form of ADSs) or other securities exercisable, convertible into or exchangeable for Ordinary Shares (including in the form of ADSs) ("CONVERTIBLE SECURITIES"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (such warrants, rights and options to purchase Ordinary Shares or Convertible Securities are hereinafter referred to as "OPTIONS"), and the price per share for which Ordinary Shares are issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("BELOW MARKET OPTIONS"), then the maximum total number of Ordinary Shares issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Ordinary Shares are issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible

Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of Ordinary Shares issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Ordinary Shares upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                  (ii)   ISSUANCE OF CONVERTIBLE SECURITIES.

                        (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Ordinary Shares are issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of Ordinary Shares issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be in issue and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Ordinary Shares issuable upon such exercise, conversion or exchange is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (y) the maximum total number of Ordinary Shares issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Ordinary Shares upon exercise, conversion or exchange of such Convertible Securities.

                        (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the price per share for which Ordinary Shares are issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that (i) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied and (ii) the issue price on the date of issuance of such Convertible Security was 80% of the Market Price on such date.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. Except for the grant or exercise of any shares or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such shares or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. If, in any case, the total number of Ordinary Shares issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of Ordinary Shares issued upon exercise or conversion thereof), never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Ordinary Shares, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Ordinary Shares, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the non-employee Board of Directors.

                  (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any shares or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such shares or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Warrants in accordance with terms of the Subscription Agreement and upon the exercise of such Warrants; and (iv) upon the sale and issuance of ADSs, Ordinary Shares, Convertible Securities or Variable Rate Convertible Securities for less than the Market Price to a strategic investor (the "STRATEGIC INVESTOR"), PROVIDED, THAT such sale satisfies each of the following conditions: (A) the Strategic Investor operates in a line of business similar to the Company; (B) such sale occurs within 90 days of November __, 2000; (C) the sale of such securities was approved by the non-employee members of the Board of Directors of the Company and, in the good faith reasonable business judgment of the non-employee members of the Board of Directors of the Company, such sale of the Company's securities to the Strategic Investor will further the operational business interests of the Company; (D) the primary purpose of such sale is other than a financing arrangement; (E) the terms and conditions of the securities to be issued to such Strategic Investor are not more favorable than the securities purchased pursuant to the Subscription Agreement; and (F) the aggregate purchase price of the securities issued to the Strategic Investor is less than $4.0 million.

             (c) SUBDIVISION OR PURCHASE PRICE OF SHARES. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any share split, share dividend, recapitalization, reorganization, reclassification or otherwise) its Ordinary Shares into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse share split, recapitalization, reorganization, reclassification or otherwise) its shares of Ordinary Shares into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

             (d) ADJUSTMENT IN NUMBER OF ADSS. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of ADSs issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of ADSs issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

             (e) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction in each case which is effected in such a way that holders of ADSs and Ordinary Shares are entitled to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for ADSs and Ordinary Shares is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the person purchasing such assets or the successor resulting from such Organic

Change prior to such Organic Change effective provisions so that each holder of an ADS Warrant then outstanding shall have the right, by exercising such Warrant, to purchase the kind and number of shares or other securities or property receivable upon an occurrence of an Organic Change.

             (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of its Ordinary Shares and ADSs as a dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the ADSs subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such ADSs on the record date for the determination of holders of Ordinary Shares and ADSs entitled to such Distribution.

             (g) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of ADSs and Ordinary Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; PROVIDED, THAT no such adjustment pursuant to this Section 4(g) will increase the Exercise Price or decrease the number of ADSs obtainable as otherwise determined pursuant to this Section 4.

             (h) SPECIAL ADJUSTMENT AND NOTICES OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

             (i) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

             (j)  CERTAIN DEFINITIONS.

                  (i) "ORDINARY SHARES DEEMED IN ISSUE" shall mean the number of Ordinary Shares actually in issue (including Ordinary Shares represented by issued and outstanding ADSs), plus (x) in case of any adjustment required by
Section 4(a) resulting from the issuance of any Options, the maximum total number of Ordinary Shares (including in the form of ADSs) issuable upon the exercise of the Options for which the adjustment is required (including any Ordinary Shares (including in the form of ADSs) issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of Ordinary Shares (including in the form of ADSs) issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                  (ii) "MARKET PRICE," as of any date, (i) means the average of the Closing Sale Prices for the ADSs as reported to NNM for the ten (10) consecutive trading days immediately preceding such date, or (ii) if NNM is not the principal trading market for the ADSs, the average of the last reported closing trade prices on the principal trading market for the ADSs during the same period, or, if there is no closing trade price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder of this Warrant, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the ADSs set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (iii) "ORDINARY SHARES," for purposes of this Section 4, includes the Ordinary Shares and any additional class of shares of the Company having no preference as to dividends or distributions on liquidation, provided that the Ordinary Shares represented by the ADSs purchasable pursuant to this Warrant shall include only Ordinary Shares in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Ordinary Shares, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the shares or other securities or property provided for in such Section.

             (k)  OTHER NOTICES. In case at any time:

                  (i) the Company shall declare any dividend upon the Ordinary Shares payable in shares of any class or make any other distribution to the holders of the Ordinary Shares and holders of ADSs;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Ordinary Shares and ADSs any additional shares of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Ordinary Shares, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Ordinary Shares and holders of ADSs entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Ordinary Shares entitled to vote and holders of ADSs entitled to give voting instructions to the Depositary in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Ordinary Shares and holders of ADSs shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Ordinary Shares and ADSs for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

         5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any tax in respect of such issue or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

         6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a holder of the Company's Ordinary Shares or ADSs. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a holder of the Company's Ordinary Shares or ADSs, whether such liability is asserted by the Company or by creditors of the Company.

         7.  TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

             (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the Holder are transferable, subject to compliance with all applicable federal and state securities laws, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as EXHIBIT C, at the office or agency of the Company referred to in Section 9. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Subscription Agreement.

             (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 9 below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of ADSs which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of ADSs as shall be designated by the Holder of at the time of such surrender.

             (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

             (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

             (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         8. REGISTRATION RIGHTS. The initial holder of this Warrant (and assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Subscription Agreement.

         9. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below or at the facsimile number provided by the Holder, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided, that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

             If to the Company:

                     Insignia Solutions plc
                     41300 Christy Street
                     Fremont, California  94538-3115
                     Telecopier:   (510) 360-3702
                     Attention:    Mr. Stephen M. Ambler

             with a copy to:

                     Baker & McKenzie
                     660 Hansen Way
                     Palo Alto, California  94304
                     Telecopier:   (650) 856-9299
                     Attention:    Corinna Wong, Esq.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

         10. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the State of New York in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11. MISCELLANEOUS.

             (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

             (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

             (c) ASSIGNABILITY. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.


                   *               *               *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.



                                      INSIGNIA SOLUTIONS plc


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                            EXHIBIT A TO WARRANT
                                                            --------------------

                           FORM OF EXERCISE AGREEMENT

         (To be Executed by the Holder in order to Exercise the Warrant)

         The undersigned hereby irrevocably exercises the right to subscribe for ____________ of the American Depositary Shares ("ADSS") of Insignia Solutions plc, a company organized and existing under the laws of England and Wales (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such ADSs in full, all in accordance with the conditions and provisions of said Warrant.

         (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any ADSs obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (ii) The undersigned requests that the American depositary receipts for such ADSs be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:


Date:
     -----------------              --------------------------------------------
                                    Signature of Holder

                                    --------------------------------------------
                                    Name of Holder (Print)


                                    Address:


                                    --------------------------------------------

                                    --------------------------------------------

                                                            EXHIBIT B TO WARRANT
                                                            --------------------

                           FORM OF CANCELLATION NOTICE

                     [Letterhead of Insignia Solutions plc]



______________ _____, 200__
[Insert Name of Holder]
[Insert Address of Holder]

Via  [Federal Express] [Express Mail]
     [Facsimile and Certified Mail] [First Class Mail] [Registered Mail] [Certified Mail]

Dear_____________:

              Pursuant to Section 1(e) of the Warrant, the Company hereby notifies you that Warrant No. ___ will be canceled at 5:00 p.m. Eastern Standard Time on _________ ____, 200__. 1/ The Company represents and warrants that all of the terms and conditions set forth in Section 1(e) of the Warrant have been complied with prior to and at the deliverance of this Cancellation Notice.


                                                INSIGNIA SOLUTIONS plc



                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:








--------------

     1/ Insert Date that is 60 days from the date notice is deemed received pursuant to Section 9 of the Warrant.

                                                            EXHIBIT C TO WARRANT
                                                            --------------------


                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of ADSs covered thereby set forth hereinbelow, to:

             NAME OF ASSIGNEE          ADDRESS           NO. OF SHARES
             ----------------          -------           -------------



and hereby irrevocably constitutes and appoints _______________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date:
     ------------   ----,

In the presence of



----------------------------
                                      Name:
                                           -------------------------------------

                                      Signature:
                                                --------------------------------


                                      ------------------------------------------
                                      TITLE OF SIGNING OFFICER OR AGENT (IF ANY)


                                      Address:


                                      ------------------------------------------

                                      ------------------------------------------